INVESTOR CONTACT: Mark Kochvar S&T Bancorp, Inc. Chief Financial Officer 724.465.4826 mark.kochvar@stbank.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces Record Quarterly EPS and Net Income
INDIANA, Pa. - October 20, 2022 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, announced net income of $37.2 million, or $0.95 per diluted share, for the third quarter of 2022 compared to net income of $28.9 million, or $0.74 per diluted share, for the second quarter of 2022 and net income of $27.6 million, or $0.70 per diluted share, for the third quarter of 2021.
Third Quarter of 2022 Highlights:
•Record EPS and net income for the third quarter of 2022.
•EPS and net income increased more than 28% compared to the second quarter of 2022 and by approximately 35% compared to the third quarter of 2021.
•Solid return metrics with return on average assets (ROA) of 1.64%, return on average equity (ROE) of 12.47% and return on average tangible equity (ROTE) (non-GAAP) of 18.46%.
•Pre-provision net revenue to average assets (PPNR) (non-GAAP) of 2.15%.
•Net interest margin (NIM) (FTE) (Non-GAAP) expanded 48 basis points to 4.04% for the third quarter.
•Net interest income increased $8.6 million, or 11.4%, compared to the second quarter.
•Loans, excluding PPP, increased $63.1 million, or 3.6% annualized, with strong consumer loan growth of $113.5 million.
•Nonperforming assets decreased $10.0 million, or 25.8%, resulting in a nonperforming assets to total loans plus other real estate owned, or OREO, ratio of 0.41% compared to 0.55% at June 30, 2022.
•S&T's Board of Directors approved a $0.01 per share, or 3.3%, increase in the quarterly cash dividend to $0.31 per share compared to the prior quarter.
"We are excited to share an exceptionally strong quarter with record EPS and net income. Our balance sheet is well-positioned in this rising interest rate environment resulting in significant net interest income growth and net interest margin expansion," said Chris McComish, chief executive officer. "Our financial performance, driven by our award-winning customer experience and employee engagement give us great optimism as we move through the current economic environment."
Net Interest Income
Net interest income increased $8.6 million, or 11.4%, to $83.8 million for the third quarter of 2022 compared to $75.2 million for the second quarter of 2022. The increase in net interest income was primarily due to higher
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S&T Earnings Release - 2

interest rates in the third quarter. The yield on total average loans increased 58 basis points to 4.69% compared to 4.11% in the second quarter of 2022. Total interest-bearing deposit costs increased 29 basis points to 0.43% compared to 0.14% in the second quarter of 2022. Net interest margin on a fully taxable equivalent basis (NIM) (FTE) (non-GAAP) expanded 48 basis points to 4.04% compared to 3.56% in the prior quarter. The increase in NIM (FTE) (non-GAAP) was due to higher yields on loans and a better earning asset mix only partially offset by a higher cost of deposits.
Asset Quality
Total nonperforming assets decreased $10.0 million, or 25.8%, to $28.8 million at September 30, 2022 compared to $38.8 million at June 30, 2022. Nonperforming assets to total loans plus OREO, decreased 14 basis points to 0.41% at September 30, 2022 compared to 0.55% at June 30, 2022. Net loan charge-offs were $0.7 million for the third quarter of 2022 compared to $3.0 million in the second quarter of 2022. The provision for credit losses was $2.5 million for the third quarter of 2022 compared to $3.2 million in the second quarter of 2022. The allowance for credit losses was 1.40% of total portfolio loans as of September 30, 2022 compared to 1.39% at June 30, 2022. The increase in the allowance for credit losses was related to additional uncertainty in the macroeconomic environment.
"We continue to execute on our strategic initiative to improve our asset quality which drove nonperforming assets down twenty-five percent this quarter. Improving asset quality will remain a strategic priority for us especially given the evolving macroeconomic outlook," said Chris McComish, chief executive officer.
Noninterest Income and Expense
Noninterest income increased $2.2 million to $14.8 million in the third quarter of 2022 compared to $12.6 million in the second quarter of 2022. Other income increased $1.8 million in the third quarter primarily related to a lower unfavorable decline in the fair value of the assets in a nonqualified benefit plan and a gain on sale of OREO of $0.6 million. Noninterest expense increased $1.2 million to $49.6 million for the third quarter of 2022 compared to $48.4 million in the second quarter of 2022 mainly due to an increase of $1.9 million in salaries and employee benefits related to a lower decline in the fair value of the liability in a nonqualified benefit plan and higher pension expense. Professional services and legal decreased $0.5 million related to various consulting engagements during the second quarter of 2022.
Financial Condition
Total assets were $8.9 billion at September 30, 2022 compared to $9.1 billion at June 30, 2022. The decrease in total assets related to a $209.8 million decline in cash balances which was mainly due to a decrease in total deposits and an increase in loans. Total portfolio loans excluding Paycheck Protection Program increased by $63.1 million, or 3.6% annualized, compared to June 30, 2022. The consumer loan portfolio grew $113.5 million with strong growth across all consumer loan categories compared to June 30, 2022. Total deposits decreased $201.7 million to $7.4 billion at September 30, 2022 compared to $7.6 billion at June 30, 2022. The decline in deposits was due to the competitive market driven by rising interest rates.
During the third quarter of 2022, 117,283 common shares were repurchased at a total cost of $3.5 million, or an average of $29.71 per share. S&T continues to maintain a strong regulatory capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.
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S&T Earnings Release - 3

Dividend
S&T's Board of Directors approved a $0.31 per share cash dividend on October 17, 2022. This dividend compares to a $0.29 per share cash dividend declared in the same period in the prior year. The dividend is payable November 17, 2022 to shareholders of record on November 3, 2022.
Conference Call
S&T will host its third quarter 2022 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, October 20, 2022. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “3rd Quarter 2022 Earnings Conference Call” and follow the instructions. After the live presentation, the webcast will be archived on this website for at least 90 days. A replay of the call will also be available until October 27, 2022, by dialing 1.877.481.4010; the Conference ID is 46631.
About S&T Bancorp, Inc. and S&T Bank
S&T Bancorp, Inc. is a $8.9 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902 and operates in Pennsylvania, Ohio and New York. S&T Bank was recently named by Forbes as a 2022 Best-in-State Bank. S&T Bank also received the highest ranking in customer satisfaction for retail banking in the Pennsylvania region by J.D. Power in 2022. For more information visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram and LinkedIn.
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve,” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; changes in accounting policies, practices or guidance; legislation
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S&T Earnings Release - 4

affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions, cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; our ability to successfully manage our CEO transition; general economic or business conditions, including the strength of regional economic conditions in our market area; the duration and severity of the coronavirus (“COVID-19”) pandemic, both in our principal area of operations and nationally, including the ultimate impact of the pandemic on the economy generally and on our operations; our participation in the Paycheck Protection Program; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.
Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2021, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	5

	2022	2022	2021
	Third	Second	Third
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$83,035	$71,018	$66,914
Investment Securities:
Taxable	6,305	5,995	4,176
Tax-exempt	380	484	595
Dividends	115	102	84
Total Interest and Dividend Income	89,835	77,599	71,769

INTEREST EXPENSE
Deposits	5,197	1,790	2,439
Borrowings and junior subordinated debt securities	840	615	619
Total Interest Expense	6,037	2,405	3,058

NET INTEREST INCOME	83,798	75,194	68,711
Provision for credit losses	2,498	3,204	3,388
Net Interest Income After Provision for Credit Losses	81,300	71,990	65,323

NONINTEREST INCOME
Net gain on sale of securities	198	—	—
Debit and credit card	4,768	4,756	4,579
Service charges on deposit accounts	4,333	4,181	3,923
Wealth management	3,212	3,247	3,464
Mortgage banking	425	466	2,162
Other	1,824	(20)	1,718
Total Noninterest Income	14,760	12,630	15,846

NONINTEREST EXPENSE
Salaries and employee benefits	26,700	24,811	25,228
Data processing and information technology	4,220	4,104	4,001
Occupancy	3,490	3,634	3,660
Furniture, equipment and software	2,915	2,939	2,745
Professional services and legal	1,851	2,380	1,550
Other taxes	1,559	1,682	1,830
Marketing	1,367	1,524	890
FDIC insurance	598	882	1,210
Other	6,933	6,468	6,127
Total Noninterest Expense	49,633	48,424	47,241
Income Before Taxes	46,427	36,196	33,928
Income tax expense	9,178	7,338	6,330
Net Income	$37,249	$28,858	$27,598

Per Share Data
Shares outstanding at end of period	39,012,773	39,148,999	39,367,847
Average shares outstanding - diluted	38,975,145	39,099,631	39,062,080
Diluted earnings per share	$0.95	$0.74	$0.70
Dividends declared per share	$0.30	$0.30	$0.28
Dividend yield (annualized)	4.09%	4.37%	3.80%
Dividends paid to net income	31.39%	40.86%	39.83%
Book value	$29.56	$30.10	$30.52
Tangible book value (1)	$19.87	$20.44	$20.89
Market value	$29.31	$27.43	$29.47

Profitability Ratios (Annualized)
Return on average assets	1.64%	1.25%	1.15%
Return on average shareholders' equity	12.47%	9.83%	9.13%
Return on average tangible shareholders' equity(2)	18.46%	14.63%	13.53%
Pre-provision net revenue / average assets(3)	2.15%	1.71%	1.56%
Efficiency ratio (FTE)(4)	50.19%	54.82%	55.50%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	6

	Nine Months Ended September 30,
(dollars in thousands, except per share data)	2022	2021
INTEREST AND DIVIDEND INCOME
Loans, including fees	$218,646	$204,088
Investment Securities:
Taxable	17,236	11,532
Tax-exempt	1,346	2,098
Dividends	315	409
Total Interest and Dividend Income	237,543	218,127

INTEREST EXPENSE
Deposits	8,840	8,572
Borrowings and junior subordinated debt securities	1,978	1,881
Total Interest Expense	10,818	10,453

NET INTEREST INCOME	226,725	207,674
Provision for credit losses	5,190	9,087
Net Interest Income After Provision for Credit Losses	221,535	198,587

NONINTEREST INCOME
Net gain on sale of securities	198	29
Debit and credit card	14,587	13,486
Service charges on deposit accounts	12,488	11,039
Wealth management	9,701	9,576
Mortgage banking	1,906	8,206
Other	3,736	6,257
Total Noninterest Income	42,616	48,593

NONINTEREST EXPENSE
Salaries and employee benefits	75,223	73,070
Data processing and information technology	12,759	12,012
Occupancy	11,006	10,921
Furniture, equipment and software	8,631	7,787
Professional services and legal	6,180	4,718
Other taxes	4,778	5,098
Marketing	4,252	3,208
FDIC insurance	2,417	3,180
Other	20,225	18,742
Total Noninterest Expense	145,471	138,736
Income Before Taxes	118,680	108,444
Income tax expense	23,430	20,578

Net Income	$95,250	$87,866

Per Share Data
Average shares outstanding - diluted	39,049,151	39,044,870
Diluted earnings per share	$2.43	$2.24
Dividends declared per share	$0.89	$0.84
Dividends paid to net income	36.61%	37.50%

Profitability Ratios (annualized)
Return on average assets	1.38%	1.26%
Return on average shareholders' equity	10.73%	9.96%
Return on average tangible shareholders' equity(5)	15.91%	14.87%
Pre-provision net revenue / average assets(6)	1.79%	1.68%
Efficiency ratio (FTE)(7)	53.75%	53.75%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	7

	2022	2022	2021
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$134,903	$344,694	$934,377
Securities, at fair value	997,428	1,068,576	870,121
Loans held for sale	1,039	1,311	4,303
Commercial loans:
Commercial real estate	3,134,841	3,191,670	3,225,863
Commercial and industrial	1,714,714	1,695,031	1,698,784
Commercial construction	390,093	410,425	499,317
Total Commercial Loans	5,239,648	5,297,126	5,423,964
Consumer loans:
Residential mortgage	1,043,973	975,108	887,937
Home equity	642,937	611,893	548,396
Installment and other consumer	126,629	119,938	97,606
Consumer construction	43,729	36,829	12,184
Total Consumer Loans	1,857,268	1,743,768	1,546,123
Total Portfolio Loans	7,096,916	7,040,894	6,970,087
Allowance for credit losses	(99,694)	(98,095)	(108,348)
Total Portfolio Loans, Net	6,997,222	6,942,799	6,861,739
Federal Home Loan Bank and other restricted stock, at cost	10,900	7,949	9,893
Goodwill	373,424	373,424	373,424
Other assets	421,053	365,061	382,197
Total Assets	$8,935,969	$9,103,814	$9,436,054

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,663,176	$2,736,849	$2,652,314
Interest-bearing demand	847,825	880,432	971,321
Money market	1,818,642	1,888,506	2,045,320
Savings	1,128,169	1,125,344	1,074,896
Certificates of deposit	952,785	981,116	1,201,268
Total Deposits	7,410,597	7,612,247	7,945,119

Borrowings:
Securities sold under repurchase agreements	—	39,259	72,586
Short-term borrowings	35,000	—	—
Long-term borrowings	14,853	21,988	22,693
Junior subordinated debt securities	54,438	54,423	64,128
Total Borrowings	104,291	115,670	159,407
Other liabilities	267,900	197,539	129,847
Total Liabilities	7,782,788	7,925,456	8,234,373

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	1,153,181	1,178,358	1,201,681
Total Liabilities and Shareholders' Equity	$8,935,969	$9,103,814	$9,436,054

Capitalization Ratios
Shareholders' equity / assets	12.90%	12.94%	12.73%
Tangible common equity / tangible assets(9)	9.06%	9.17%	9.08%
Tier 1 leverage ratio	10.75%	10.25%	9.65%
Common equity tier 1 capital	12.53%	12.34%	12.07%
Risk-based capital - tier 1	12.93%	12.74%	12.48%
Risk-based capital - total	14.43%	14.23%	14.06%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	8

	2022		2022		2021
	Third		Second		Third
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$158,700	2.05%	$528,413	0.78%	$914,370	0.16%
Securities, at fair value	1,051,534	2.28%	1,024,106	2.19%	836,019	2.19%
Loans held for sale	1,032	5.36%	1,406	3.95%	3,656	3.35%
Commercial real estate	3,159,543	4.63%	3,197,406	4.14%	3,239,867	3.68%
Commercial and industrial	1,704,271	5.10%	1,685,728	4.31%	1,744,684	4.17%
Commercial construction	405,460	5.05%	404,856	3.78%	490,940	3.20%
Total Commercial Loans	5,269,274	4.81%	5,287,990	4.16%	5,475,491	3.80%
Residential mortgage	1,005,139	4.12%	939,756	3.98%	875,684	4.00%
Home equity	629,827	4.34%	594,529	3.56%	547,984	3.34%
Installment and other consumer	123,010	6.10%	119,041	5.36%	92,615	5.85%
Consumer construction	40,975	3.47%	31,204	3.36%	13,626	3.66%
Total Consumer Loans	1,798,951	4.31%	1,684,530	3.92%	1,529,909	3.87%
Total Portfolio Loans	7,068,225	4.69%	6,972,520	4.11%	7,005,400	3.81%
Total Loans	7,069,257	4.69%	6,973,926	4.11%	7,009,056	3.81%
Federal Home Loan Bank and other restricted stock	8,398	4.55%	8,939	3.69%	9,981	2.62%
Total Interest-earning Assets	8,287,889	4.33%	8,535,384	3.67%	8,769,425	3.28%
Noninterest-earning assets	721,480		690,207		724,759
Total Assets	$9,009,369		$9,225,591		$9,494,184

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$872,302	0.07%	$979,514	0.07%	$962,139	0.08%
Money market	1,861,389	0.69%	1,930,852	0.15%	2,062,958	0.18%
Savings	1,131,575	0.10%	1,118,346	0.05%	1,059,904	0.03%
Certificates of deposit	962,898	0.61%	1,001,775	0.31%	1,240,345	0.41%
Total Interest-bearing Deposits	4,828,164	0.43%	5,030,487	0.14%	5,325,346	0.18%
Securities sold under repurchase agreements	12,668	0.10%	50,037	0.10%	71,054	0.10%
Short-term borrowings	10,379	3.16%	—	—%	—	—%
Long-term borrowings	17,278	2.25%	22,072	2.01%	22,841	1.99%
Junior subordinated debt securities	54,428	4.78%	54,413	3.62%	64,118	3.01%
Total Borrowings	94,753	3.52%	126,522	1.95%	158,012	1.56%
Total Interest-bearing Liabilities	4,922,917	0.49%	5,157,009	0.19%	5,483,358	0.22%
Noninterest-bearing liabilities	2,901,290		2,891,032		2,812,185
Shareholders' equity	1,185,162		1,177,550		1,198,641
Total Liabilities and Shareholders' Equity	$9,009,369		$9,225,591		$9,494,184

Net Interest Margin(10)		4.04%		3.56%		3.14%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	9

	Nine Months Ended September 30,
(dollars in thousands)	2022		2021
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$478,896	0.60%	$669,593	0.12%
Securities, at fair value	1,026,131	2.19%	815,197	2.24%
Loans held for sale	1,326	4.15%	4,780	3.02%
Commercial real estate	3,204,371	4.14%	3,248,417	3.71%
Commercial and industrial	1,700,923	4.47%	1,863,447	4.13%
Commercial construction	406,513	4.05%	479,733	3.30%
Total Commercial Loans	5,311,807	4.24%	5,591,597	3.81%
Residential mortgage	947,454	4.04%	878,709	4.13%
Home equity	598,595	3.80%	538,931	3.49%
Installment and other consumer	117,388	5.64%	85,640	6.06%
Consumer construction	31,407	3.41%	14,257	4.92%
Total Consumer Loans	1,694,844	4.05%	1,517,538	4.02%
Total Portfolio Loans	7,006,651	4.19%	7,109,135	3.86%
Total Loans	7,007,977	4.19%	7,113,915	3.86%
Federal Home Loan Bank and other restricted stock	8,869	3.86%	10,579	4.07%
Total Interest-earning Assets	8,521,873	3.75%	8,609,284	3.41%
Noninterest-earning assets	706,640		728,314
Total Assets	$9,228,513		$9,337,598

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$945,733	0.07%	$952,297	0.09%
Money market	1,948,653	0.32%	2,023,583	0.18%
Savings	1,119,739	0.06%	1,033,581	0.04%
Certificates of deposit	1,011,228	0.41%	1,291,666	0.51%
Total Interest-bearing deposits	5,025,353	0.24%	5,301,126	0.22%
Securities sold under repurchase agreements	47,912	0.10%	67,872	0.12%
Short-term borrowings	3,498	3.16%	8,425	0.19%
Long-term borrowings	20,535	2.06%	23,139	2.00%
Junior subordinated debt securities	54,413	3.79%	64,103	3.05%
Total Borrowings	126,358	2.09%	163,539	1.54%
Total Interest-bearing Liabilities	5,151,711	0.28%	5,464,665	0.26%
Noninterest-bearing liabilities	2,890,375		2,693,530
Shareholders' equity	1,186,427		1,179,403
Total Liabilities and Shareholders' Equity	$9,228,513		$9,337,598

Net Interest Margin(8)		3.58%		3.25%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	10

	2022		2022		2021
	Third		Second		Third
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$8,556	0.27%	$15,783	0.49%	$56,400	1.71%
Commercial and industrial	3,847	0.22%	4,454	0.26%	38,581	2.27%
Commercial construction	384	0.10%	864	0.21%	4,053	0.75%
Total Nonperforming Commercial Loans	12,787	0.24%	21,101	0.40%	99,034	1.83%
Consumer loans:
Residential mortgage	7,357	0.70%	8,137	0.83%	9,172	1.03%
Home equity	2,216	0.34%	2,281	0.37%	2,917	0.53%
Installment and other consumer	417	0.33%	256	0.21%	189	0.19%
Total Nonperforming Consumer Loans	9,990	0.54%	10,674	0.61%	12,278	0.79%
Total Nonperforming Loans	$22,777	0.32%	$31,775	0.45%	$111,312	1.60%

	2022	2022	2021
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs (Recoveries)
Charge-offs	$1,239	$7,678	$4,207
Recoveries	(529)	(4,666)	(616)
Net Loan Charge-offs	$710	$3,012	$3,591

Net Loan Charge-offs (Recoveries)
Commercial loans:
Commercial real estate	$304	($125)	$3,652
Commercial and industrial	80	2,712	(277)
Commercial construction	—	—	54
Total Commercial Loan Charge-offs	384	2,587	3,429
Consumer loans:
Residential mortgage	41	13	2
Home equity	111	6	37
Installment and other consumer	174	406	123
Total Consumer Loan Charge-offs	326	425	162
Total Net Loan Charge-offs	$710	$3,012	$3,591
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	11

	Nine Months Ended September 30,
(dollars in thousands)	2022	2021
Loan Charge-offs (Recoveries)
Charge-offs	$9,899	$19,477
Recoveries	(8,213)	(2,601)
Net Loan Charge-offs	$1,686	$16,876

Net Loan Charge-offs
Commercial loans:
Commercial real estate	$356	$10,945
Commercial and industrial	285	5,431
Commercial construction	(1)	51
Total Commercial Loan Charge-offs	640	16,427
Consumer loans:
Residential mortgage	135	17
Home equity	97	279
Installment and other consumer	814	153
Total Consumer Loan Charge-offs	1,046	449
Total Net Loan Charge-offs	$1,686	$16,876

	2022	2022	2021
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$22,777	$31,775	$111,312
OREO	6,022	7,046	13,370
Total nonperforming assets	28,799	38,821	124,682
Troubled debt restructurings (nonaccruing)	3,860	4,010	14,033
Troubled debt restructurings (accruing)	8,925	9,338	13,782
Total troubled debt restructurings	12,785	13,348	27,815
Nonperforming loans / total loans	0.32%	0.45%	1.60%
Nonperforming assets / total loans plus OREO	0.41%	0.55%	1.78%
Allowance for credit losses / total portfolio loans	1.40%	1.39%	1.55%
Allowance for credit losses / total portfolio loans excluding PPP	1.41%	1.40%	1.60%
Allowance for credit losses / nonperforming loans	438%	309%	97%
Net loan charge-offs (recoveries)	$710	$3,012	$3,590
Net loan charge-offs (recoveries) (annualized) / average loans	0.04%	0.17%	0.21%

	Nine Months Ended September 30,
(dollars in thousands)	2022	2021
Asset Quality Data
Net loan charge-offs	$1,686	$16,875
Net loan charge-offs (annualized) / average loans	0.03%	0.32%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	12
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2022	2022	2021
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,153,181	$1,178,358	$1,201,681
Less: goodwill and other intangible assets, net of deferred tax liability	(377,961)	(378,259)	(379,218)
Tangible common equity (non-GAAP)	$775,220	$800,099	$822,463
Common shares outstanding	39,013	39,149	39,368
Tangible book value (non-GAAP)	$19.87	$20.44	$20.89

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$147,781	$115,750	$109,492
Plus: amortization of intangibles (annualized), net of tax	1,181	1,197	1,369
Net income before amortization of intangibles (annualized)	$148,962	$116,947	$110,861

Average total shareholders' equity	$1,185,162	$1,177,550	$1,198,641
Less: average goodwill and other intangible assets, net of deferred tax liability	(378,154)	(378,453)	(379,443)
Average tangible equity (non-GAAP)	$807,008	$799,097	$819,198
Return on average tangible shareholders' equity (non-GAAP)	18.46%	14.63%	13.53%

(3) PPNR / Average Assets (non-GAAP)
Income before taxes	$46,427	$36,196	$33,928
Plus: Provision for credit losses	2,498	3,204	3,388
Total	$48,925	$39,400	$37,316
Total (annualized) (non-GAAP)	$194,106	$158,034	$148,051
Average assets	$9,009,369	$9,225,591	$9,494,184
PPNR / Average Assets (non-GAAP)	2.15%	1.71%	1.56%

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$49,633	$48,424	$47,241
Net interest income per consolidated statements of net income	83,798	75,194	68,711
Plus: taxable equivalent adjustment	521	506	557
Net interest income (FTE) (non-GAAP)	$84,319	$75,700	$69,268
Noninterest income	14,760	12,630	15,846
Less: net gains on sale of securities	(198)	—	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$98,881	$88,330	$85,114
Efficiency ratio (non-GAAP)	50.19%	54.82%	55.50%

- more -

S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	13

	Nine Months Ended September 30,
(dollars in thousands)	2022	2021
(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$127,350	$117,477
Plus: amortization of intangibles (annualized), net of tax	1,217	1,409
Net income before amortization of intangibles (annualized)	$128,567	$118,886

Average total shareholders' equity	$1,186,427	$1,179,403
Less: average goodwill and other intangible assets, net of deferred tax liability	(378,454)	(379,788)
Average tangible equity (non-GAAP)	$807,973	$799,615
Return on average tangible shareholders' equity (non-GAAP)	15.91%	14.87%

(6) PPNR / Average Assets (non-GAAP)
Income before taxes	$118,680	$108,444
Plus: Provision for credit losses	5,190	9,087
Total	$123,870	$117,531
Total (annualized) (non-GAAP)	$165,614	$157,139
Average assets	$9,228,513	$9,337,598
PPNR / Average Assets (non-GAAP)	1.79%	1.68%

(7) Efficiency Ratio (non-GAAP)
Noninterest expense	$145,471	$138,736
Net interest income per consolidated statements of net income	226,725	207,674
Plus: taxable equivalent adjustment	1,520	1,806
Net interest income (FTE) (non-GAAP)	$228,245	$209,480
Noninterest income	42,616	48,593
Less: net gains on sale of securities	(198)	(29)
Net interest income (FTE) (non-GAAP) plus noninterest income	$270,663	$258,044
Efficiency ratio (non-GAAP)	53.75%	53.75%

(8) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$237,543	$218,127
Less: interest expense	(10,818)	(10,453)
Net interest income per consolidated statements of net income	$226,725	$207,674
Plus: taxable equivalent adjustment	1,520	1,806
Net interest income (FTE) (non-GAAP)	$228,245	$209,480
Net interest income (FTE) (annualized)	$305,163	$280,074
Average interest-earning assets	$8,521,873	$8,609,284
Net interest margin - (FTE) (non-GAAP)	3.58%	3.25%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release -	14
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2022	2022	2021
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
(9) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,153,181	$1,178,358	$1,201,681
Less: goodwill and other intangible assets, net of deferred tax liability	(377,961)	(378,259)	(379,218)
Tangible common equity (non-GAAP)	$775,220	$800,099	$822,463

Total assets	$8,935,969	$9,103,814	$9,436,054
Less: goodwill and other intangible assets, net of deferred tax liability	(377,961)	(378,259)	(379,218)
Tangible assets (non-GAAP)	$8,558,008	$8,725,555	$9,056,836
Tangible common equity to tangible assets (non-GAAP)	9.06%	9.17%	9.08%

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$89,835	$77,599	$71,769
Less: interest expense	(6,037)	(2,405)	(3,058)
Net interest income per consolidated statements of net income	$83,798	$75,194	$68,711
Plus: taxable equivalent adjustment	521	506	557
Net interest income (FTE) (non-GAAP)	$84,319	$75,700	$69,268
Net interest income (FTE) (annualized)	$334,526	$303,633	$274,812
Average interest-earning assets	$8,287,889	$8,535,384	$8,769,425
Net interest margin (FTE) (non-GAAP)	4.04%	3.56%	3.14%

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